SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)       March 15, 1996



   CIS CAPITAL EQUIPMENT FUND, LTD. 2, A CALIFORNIA LIMITED PARTNERSHIP
            (Exact Name of Registrant as Specified in its Charter)



           Florida                      00-16763                 59-2737253
(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)        File Number)        Identification No.)


  880 Carillon Parkway, St. Petersburg, Florida                 33716
  (Address of principal executive offices)                    (Zip Code)


Registrant's Telephone Number (Including Area Code)       (813) 573-3800



















Item 2.     Acquisition or Disposition of Assets


      On March 15, 1996, First Security Bank of Utah, National Association, a national banking association organized and existing under the laws of the United States, acting not in its individual capacity but solely as Owner Trustee ("Seller"), under the Trust Agreement, dated as of January 29, 1988, with CIS Capital Equipment Fund, Ltd. 2, a California Limited Partnership organized under the laws of the State of California, sold to Paxford Int'l Inc., a New York Corporation ("Buyer"), the Partnership's McDonnell Douglas, Model DC-9-32 Aircraft, U.S. Registration No. N927RC, Manufacturer's Serial No. 47469.

      The cash price totaled $2,750,000 of which $280,000 represented early termination proceeds and $2,470,000 represented the sales price of the equipment.


Item 7.     Financial Statements and Exhibits

            (a)   Exhibits

28.59 Used Aircraft Sale Agreement dated as of March 15, 1996 between Paxford Int'l, Inc. as Purchaser and First Security Bank of Utah, National Association, not individually, but solely in its capacity as Owner Trustee as Seller.

28.60 Aircraft Acceptance Certificate dated as of March 21, 1996, by Paxford Int'l, Inc.





























                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                    CIS Capital Equipment Fund, Ltd. 2
                                      A California Limited Partnership

                                    RJ Leasing, Inc.
                                      A General Partner



Date: May 28, 1996                  By:   /s/ J. Davenport Mosby, III
                                          J. Davenport Mosby, III
                                          President